EXHIBIT 99.1


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS OF TELE DIGITAL DEVELOPMENT, INC.

We have audited the accompanying consolidated balance sheets of Tele Digital Development, Inc. (a Minnesota corporation) as of December 31, 2001 and 2000, and the related consolidated statements of operations, deficit in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tele Digital Development, Inc. as of December 31, 2001 and 2000, and the consolidated results of their operations and their consolidated cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note B, the Company incurred a net loss of $1,892,088 for the year ended December 31, 2001, and, as of that date, the Company's current liabilities exceeded its current assets by $1,870,704. These factors, among others, as discussed in note B to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Minneapolis, Minnesota
February 15, 2002 (except for the first paragraph of Note D as to which the date is March 8, 2002 and the last paragraph of Note K as to which the date is June 27, 2002)

                         TELE DIGITAL DEVELOPMENT, INC.

                           CONSOLIDATED BALANCE SHEETS

                                                   December 31,                Restated
                                          -----------------------------         June 30,
                ASSETS                        2001              2000              2002
                                          -----------       -----------       -----------
                                                                              (unaudited)
CURRENT ASSETS
   Cash                                   $        --       $       318       $        --
   Accounts receivable                         30,463                --             2,175
   Notes receivable from employees             61,022             2,500            61,022
   Inventories                                 15,412            73,065         1,268,000
                                          -----------       -----------       -----------

                Total current assets          106,897            75,883         1,331,197


EQUIPMENT - AT COST
   Furniture and equipment                     70,110            61,524            82,981
   Automobile                                  22,745            22,745            22,745
                                          -----------       -----------       -----------
                                               92,855            84,269           105,726
   Less accumulated depreciation              (64,474)          (45,399)          (74,070)
                                          -----------       -----------       -----------
                                               28,381            38,870            31,656


OTHER ASSETS
   Intangible asset, net                      178,267                --           121,977
   Security deposit                             5,753             5,753             5,753
                                          -----------       -----------       -----------

                                              184,020             5,753           127,730
                                          -----------       -----------       -----------

                                          $   319,298       $   120,506       $ 1,490,583
                                          ===========       ===========       ===========


The accompanying notes are an integral part of these financial statements.

                                                                  December 31,                  Restated
                LIABILITIES AND DEFICIT IN              -------------------------------         June 30,
                  STOCKHOLDERS' EQUITY                      2001               2000               2002
                                                        ------------       ------------       ------------
                                                                                               (unaudited)
CURRENT LIABILITIES
   Bank overdraft                                       $     42,395       $     34,910       $     11,184
   Short-term Loans                                        1,000,000            500,000          2,308,000
   Current maturities of long-term debt                       55,882             65,345             75,634
   Due to related parties                                    147,000             37,500            145,000
   Accounts payable                                          136,238             66,530            229,961
   Accrued payroll and payroll taxes                         531,687            228,926            382,142
   Accrued liabilities                                        64,399             33,484             55,817
                                                        ------------       ------------       ------------

                Total current liabilities                  1,977,601            966,695          3,207,738

LONG-TERM DEBT, less current maturities                        6,949             12,933              6,510

COMMITMENTS AND CONTINGENCIES                                     --                 --                 --

DEFICIT IN STOCKHOLDERS' EQUITY
   Common stock, $0.01 par value; 25,000,000
      shares authorized; 13,735,851, 11,474,489
      and 9,863,844 shares issued and outstanding
      at June 30, 2002, December 31, 2001 and 2000           114,745             98,638            137,358
   Additional paid-in capital                              8,297,847          7,227,996          9,242,856
   Accumulated deficit                                   (10,077,844)        (8,185,756)       (11,103,879)
                                                        ------------       ------------       ------------
                                                          (1,665,252)          (859,122)        (1,723,665)
                                                        ------------       ------------       ------------

                                                        $    319,298       $    120,506       $  1,490,583
                                                        ============       ============       ============

                         TELE DIGITAL DEVELOPMENT, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                     Six months ended
                                                          Years ended December 31,                        June 30,
                                                      -------------------------------         -------------------------------
                                                          2001                2000           2002-Restated            2001
                                                      -----------         -----------         -----------         -----------
                                                                                                        (unaudited)
Net sales                                             $   167,020         $   256,182         $   114,333         $   102,662

Cost of goods sold                                        131,872             108,879             272,176             106,354
                                                      -----------         -----------         -----------         -----------

                Gross profit (loss)                        35,148             147,303            (157,843)             (3,692)

Operating expenses
   General and administrative                           1,415,466           1,187,400             631,778             584,068
   Engineering                                            257,743              38,852             142,460              35,912
   Marketing                                              141,922              19,888              19,288              45,054
                                                      -----------         -----------         -----------         -----------
                                                        1,815,131           1,246,140             793,526             665,034
                                                      -----------         -----------         -----------         -----------

                Operating loss                         (1,779,983)         (1,098,837)           (951,369)           (668,726)

Other expenses (income)
   Interest expense                                       113,354              67,389              69,666              57,029
   Other income                                            (6,249)                 --                  --              14,100
                                                      -----------         -----------         -----------         -----------
                                                          107,105              67,389              69,666              71,129
                                                      -----------         -----------         -----------         -----------

                Loss before income tax expense         (1,887,088)         (1,166,226)         (1,021,035)           (739,855)

Income tax expense                                          5,000               5,000               5,000               5,000
                                                      -----------         -----------         -----------         -----------

                NET LOSS                              $(1,892,088)        $(1,171,226)        $(1,026,035)        $  (744,855)
                                                      ===========         ===========         ===========         ===========


The accompanying notes are an integral part of these financial statements.

                         TELE DIGITAL DEVELOPMENT, INC.

           CONSOLIDATED STATEMENTS OF DEFICIT IN STOCKHOLDERS' EQUITY

                          PERIOD FROM DECEMBER 31, 1999
                              THROUGH JUNE 30, 2002

                                                     Common stock                 Additional                        Total deficit in
                                           -------------------------------          paid-in         Accumulated       stockholders'
                                              Shares             Amount             capital           deficit            equity
                                           ------------       ------------       ------------      ------------       ------------
Balance at December 31, 1999                  8,885,927       $     88,859       $  6,415,608      $ (7,014,530)      $   (510,063)
   Issuance of common stock                     549,167              5,492            451,675                --            457,167
   Exercise of stock warrants                   428,750              4,287            158,213                --            162,500
   Issuance of warrant for services                  --                 --            112,500                --            112,500
   Grant of stock options                            --                 --             90,000                --             90,000
   Net loss for the year                             --                 --                 --        (1,171,226)        (1,171,226)
                                           ------------       ------------       ------------      ------------       ------------
Balance at December 31, 2000                  9,863,844             98,638          7,227,996        (8,185,756)          (859,122)
   Issuance of common stock                     880,750              8,808            541,192                --            550,000
   Exercise of stock warrants                   729,895              7,299            298,659                --            305,958
   Grant of stock options                            --                 --            230,000                --            230,000
   Net loss for the year                             --                 --                 --        (1,892,088)        (1,892,088)
                                           ------------       ------------       ------------      ------------       ------------
Balance at December 31, 2001                 11,474,489            114,745          8,297,847       (10,077,844)        (1,665,252)
   Issuance of common stock (unaudited)          74,188                742             28,933                --             29,675
   Exercise of stock warrants
     (unaudited)                              2,344,867             23,448            914,499                --            937,947
   Adjustment to shares outstanding
     (unuadited)                               (157,693)            (1,577)             1,577
   Net loss for the six months ended
     June 30, 2002 (unaudited)                       --                 --                 --        (1,026,035)        (1,026,035)
                                           ------------       ------------       ------------      ------------       ------------
Balance at June 30, 2002 (unaudited)         13,735,851       $    137,358       $  9,242,856      $(11,103,879)      $ (1,723,665)
                         (Restated)        ============       ============       ============      ============       ============


The accompanying notes are an integral part of these financial statements.

                         TELE DIGITAL DEVELOPMENT, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                         Six months ended
                                                                   Years ended December 31,                    June 30,
                                                                -----------------------------     -----------------------------
                                                                    2001              2000         2002-Restated          2001
                                                                -----------       -----------       -----------       -----------
                                                                                                             (unaudited)
Cash flows from operating activities:
   Net loss                                                     $(1,892,088)      $(1,171,226)      $(1,026,035)      $  (744,855)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
       Depreciation and amortization                                 65,987            18,207            65,886             6,131
       Compensation expense related to stock options                230,000            90,000                --            80,000
       Issuance of common stock for services rendered               129,500           187,500            29,675                --
       Increase in additional paid-in capital for services
         rendered                                                        --           112,500                --                --
       Changes in assets and liabilities, net of assets
         purchased and liabilities assumed:
           Accounts receivable                                        6,271                --            28,288            (6,478)
           Inventories                                               57,653           (31,732)       (1,252,588)           28,827
           Other assets                                                  --            (5,753)               --                --
           Accounts payable                                          20,575             9,674            93,723           (46,715)
           Accrued payroll and payroll taxes                        302,761           204,606          (149,545)          136,168
           Accrued liabilities                                       29,894            33,484            (8,582)           55,642
                                                                -----------       -----------       -----------       -----------

                Net cash used in operating activities            (1,049,447)         (552,740)       (2,219,178)         (491,280)

Cash flows from investing activities:
   Cash acquired in business acquisition                              3,305                --                --                --
   Issuance of notes receivable to employees                        (58,522)           (2,500)               --           (29,090)
   Purchase of equipment                                             (8,586)          (30,904)          (12,871)             (375)
                                                                -----------       -----------       -----------       -----------

                Net cash used in investing activities               (63,803)          (33,404)          (12,871)          (29,465)

                         TELE DIGITAL DEVELOPMENT, INC.

                                                                                                         Six months ended
                                                                  Years ended December 31,                    June 30,
                                                               -----------------------------     -----------------------------
                                                                   2001              2000         2002-Restated          2001
                                                               -----------       -----------       -----------       -----------
                                                                                                            (unaudited)
Cash flows from financing activities:
   Bank overdraft                                              $     7,485       $    20,367       $   (31,211)      $   (27,387)
   Proceeds from borrowings on short-term loans                  1,400,000           115,000         1,308,000           874,246
   Payments on short-term loans                                   (900,000)               --                --                --
   Proceeds from borrowings on long-term debt                           --           197,745            20,000          (499,623)
   Payments on long-term debt                                      (15,447)         (119,467)             (687)          (26,309)
   Proceeds from advances from related parties                     106,936           217,500            23,000                --
   Payments on advances from related parties                       (12,500)          (55,000)          (25,000)          (12,500)
   Proceeds from exercise of stock warrants                        305,958           162,500           937,947            37,500
   Proceeds from issuance of common stock                          220,500            44,667                --           174,500
                                                               -----------       -----------       -----------       -----------

                Net cash provided by financing activities        1,112,932           583,312         2,232,049           520,427
                                                               -----------       -----------       -----------       -----------

                Net decrease in cash                                  (318)           (2,832)               --              (318)

Cash at beginning of period                                            318             3,150                --               318
                                                               -----------       -----------       -----------       -----------

Cash at end of period                                          $        --       $       318       $        --       $        --
                                                               ===========       ===========       ===========       ===========

Cash paid for:
   Interest                                                    $    95,964       $    31,849       $    41,187       $    57,029

Supplemental disclosure of non-cash financing activities:
     Common stock issued for repayment of long-term debt       $        --       $   225,000       $        --       $        --
     Common stock issued in connection with business
       acquisition                                             $   200,000       $        --       $        --       $        --


The accompanying notes are an integral part of these financial statements.

                         TELE DIGITAL DEVELOPMENT, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Tele Digital Development, Inc. (the "Company") develops and markets operating software systems for the wireless communications market in North America.

All share data has been restated to give effect to the retroactive application of the Company's one-for-two reverse stock split, as approved by its Board of Directors on June 27, 2002. (See Note F).

The accompanying financial statements and related footnote data as of June 30, 2002 and for the six months ended June 30, 2002 and 2001 are unaudited, but in the opinion of management include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation thereof. The results of operations for the six months ended June 30, 2002 and 2001 are not necessarily indicative of the results for the full year.

A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:


                           PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Teledigital Technologies, LLC. All intercompany balances and transactions have been eliminated in consolidation.


                               REVENUE RECOGNITION

Revenue for sales of the Company's systems is recognized when it is realized and earned. This generally does not occur until all of the following are met: persuasive evidence of an arrangement to purchase exists, delivery has occurred, the price is fixed and collectibility is reasonably assured. The Company considers delivery to have occurred when its products are shipped.


                                 BANK OVERDRAFT

The Company funds the bank overdraft through additional borrowings on the line of credit.

                         TELE DIGITAL DEVELOPMENT, INC.

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED


                       FAIR VALUE OF FINANCIAL INSTRUMENTS

The financial statements include the following financial instruments:
accounts receivable, notes receivable, accounts payable, due to related parties and bank debt. At December 31, 2001 and 2000 and June 30, 2002, the fair values of these financial instruments approximate their carrying amounts.


                               ACCOUNTS RECEIVABLE

The Company grants credit to customers in the normal course of business, but generally does not require collateral or any other security to support amounts due. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they are charged to operations when that determination is made.


                         NOTES RECEIVABLE FROM EMPLOYEES

The Company provides advances on notes receivable to employees on credit terms it establishes with them. The Company considers all notes receivable to be fully collectible; accordingly, no allowance for doubtful notes is required. If amounts become uncollectible, they are charged to operations when that determination is made.


                                   INVENTORIES

Inventories are stated at the lower of cost (determined on the first-in, first-out basis) or market. Inventories consist primarily of finished goods.


                                  DEPRECIATION

Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated useful lives using the straight-line method for financial reporting purposes and accelerated methods for tax purposes.

                         TELE DIGITAL DEVELOPMENT, INC.

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

The estimated useful lives are as follows:

Furniture and equipment 3 years Automobile 4 years


                                INTANGIBLE ASSET

During 2001, the Company acquired software in connection with a business acquisition. The software is being amortized on the straight-line method over two years. Accumulated amortization was $46,912 at December 31, 2001 and $103,202 at June 30, 2002.


                         RESEARCH AND DEVELOPMENT COSTS

Expenditures for research and development activities performed by the Company are charged to operations as incurred.


                            STOCK-BASED COMPENSATION

The Company utilizes the intrinsic value method of accounting for employee stock-based compensation. Under this method, compensation expense is recognized for the amount by which the estimated fair value of the common stock on the date of grant exceeds the exercise price of the stock options. In the years ended December 31, 2001 and 2000, the Company recognized compensation expense of $230,000 and $90,000 in connection with the granting of stock options to employees. In the six months ended June 30, 2002 and 2001, the Company recognized $0 and $80,000 compensation expense in connection with the granting of stock options to employees.


                                USE OF ESTIMATES

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         TELE DIGITAL DEVELOPMENT, INC.

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE B - ABILITY TO CONTINUE AS A GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. However, the Company incurred a net loss of $1,892,088 for the year ended December 31, 2001 and has a working capital deficit of $1,870,704 at December 31, 2001. Also, the Company incurred a net loss of $1,026,035 for the six months ended June 30, 2002 and has a working capital deficit of $1,876,541 at June 30, 2002.

The Company has not remitted payroll or unemployment taxes to taxing authorities for the years ending December 31, 2001 and 2000. At June 30, 2002, December 31, 2001 and 2000, an estimated liability for the amounts due, including an estimate for penalties and interest, of $332,000, $518,000 and $208,000 was recorded. As the Company has been delinquent in remitting the taxes, it is possible a taxing authority may place a lien on the assets of the Company. The Company has begun remitting payroll and unemployment taxes during the six months ended June 30, 2002.

Recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheet is dependent upon access to additional financing. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or classification of liabilities that might be necessary should the Company be unable to continue in existence.

Management plans to obtain additional financing through capital contributions and by merging with a company that has liquid assets. On September 7, 2001, the Company signed a letter of intent to merge with XOX Corporation (XOX), a publicly-held company with no operations and net assets, comprised primarily of liquid assets, of approximately $850,000 at December 31, 2001. On January 7, 2002, the Company signed an agreement to merge with XOX. Upon completion of the merger, shareholders of the Company will own approximately 77% of the merged company and shareholders of XOX will own approximately 23%. The merger is subject to the approval of the shareholders of both the Company and XOX.

The merger was completed on July 3, 2002.

                         TELE DIGITAL DEVELOPMENT, INC.

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE C - BUSINESS ACQUISITION

On July 19, 2001, the Company acquired certain assets and assumed certain liabilities of Teledigital Technologies, LLC, a company located in Dallas, Texas that develops and markets software systems for the wireless communications market. The acquisition was accounted for as a purchase and, accordingly, results of operations relating to the purchased assets have been included in the statement of operations from the date of acquisition.

The purchase price of $200,000 was financed through the issuance of 200,000 shares of common stock and 200,000 warrants to purchase an additional 200,000 shares of common stock. The warrants have an exercise price of $1.00 and expire on August 1, 2005.

The fair value of the assets acquired, liabilities assumed, and purchase price were as follows:


        Cash                                          $   3,305
        Accounts receivable                              36,734
        Software                                        225,179
                                                      ---------
                                                        265,218

        Due to related party                            (15,064)
        Accounts payable                                (49,133)
        Accrued liabilities                              (1,021)
                                                      ---------
                                                        (65,218)

        Common stock issued                           $ 200,000
                                                      =========


The software acquired relates to a software system that management believes has a useful life of two years.

                         TELE DIGITAL DEVELOPMENT, INC.

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE D - LOANS, NOTES PAYABLE AND LINES OF CREDIT  - (RESTATED)

At June 30, 2002, the Company had a $1,308,000 note payable to a commercial finance company. The debt was incurred to finance the purchase of cellular telephones held in inventory at June 30, 2002. The note is collateralized by the telephones held in inventory and is jointly and severally guaranteed by two shareholders and an officer of the Company. The note accrues interest at a rate of 13% and matures on December 31, 2002.

At June 30, 2002 and December 31, 2001, the Company had a $900,000 and a $100,000 bank loan. The loans accrue interest at prime plus 1% with a minimum interest rate of 6.% (effective rate of 6.% at December 31, 2001 and June 30,
2002) and all outstanding principal and accrued interest was due on February 1, 2002. The line is collateralized by substantially all the assets of the Company and is jointly and severally guaranteed by two shareholders and the revocable trust of one shareholder. On March 8, 2002, the bank extended the due date of the loans to December 5, 2002.

At December 31, 2000, the Company had two line of credit agreements with an aggregate available balance of $900,000. Advances on a $400,000 line of credit accrued interest at prime plus 2% (effective rate of 11.5% at December 31, 2000). Advances on a $500,000 line of credit accrued interest at prime plus 1% (effective rate of 10.5% at December 31, 2000). Both lines were collateralized by substantially all the assets of the Company. The Company had $400,000 outstanding on the $400,000 line of credit. This line of credit was repaid in 2001. The Company had $100,000 outstanding on the $500,000 line of credit. This line of credit was converted to the $1,000,000 bank loans during 2001.


NOTE E - LONG-TERM DEBT

Long-term debt consists of the following at:

                                                                  December 31,
                                                              ------------------    June 30,
                                                                2001       2000       2002
                                                              -------    -------    -------
Convertible note payable to an individual, with
  interest payable monthly at 13%, principal due
  December 1, 2001 (a) (b)                                    $50,000    $60,000    $70,000

Note payable to finance company, due in monthly
  installments of $573 including interest at 9.49% through
  January 2004, collateralized by an automobile                12,831     18,278     12,144
                                                              -------    -------    -------
                                                               62,831     78,278     82,144
Less current maturities                                        55,882     65,345     75,634
                                                              -------    -------    -------

Net long-term debt                                            $ 6,949    $12,933    $ 6,510
                                                              =======    =======    =======

                         TELE DIGITAL DEVELOPMENT, INC.

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE E - LONG-TERM DEBT - CONTINUED

(a) The note is convertible into common stock at the individual's option at a rate of $1.00 per share.

(b) If principal is not repaid by December 1, 2001, a warrant to purchase 5,000 common shares will be issued for every 30 days the Note is unpaid. Warrants to purchase 150,000 shares of common stock were granted with the issuance of the Note and an additional warrant to purchase 5,000 shares was granted as the Note was unpaid at December 31, 2001. As of June 30, 2002, 30,000 additional warrants required under this agreement have not been issued.

Schedule of principal repayments of the long-term debt are as follows for the years ending December 31:



        2002                                      $ 55,882
        2003                                         6,474
        2004                                           475
                                                  --------

                                                  $ 62,831
                                                  ========


NOTE F - STOCKHOLDERS' EQUITY

Details of equity transactions and the number of stock options and stock warrants shown below, reflect the retroactive application of the Company's one-for-two reverse stock split, as approved by the Board of Directors on June 27, 2002, as if the reverse stock split occurred on December 31, 1999.


                                  STOCK OPTIONS

The Company had 950,000 shares of non-voting common stock reserved to be issued under its 1996 Omnibus Stock Option Plan. Effective May 13, 2002, the Board amended the Plan to increase the number of shares reserved to 5,000,000. The Plan provides for incentive stock options or nonqualified options to be granted to employees, officers and directors (whether or not employees), technical advisors, consultants and agents of the Company.

                         TELE DIGITAL DEVELOPMENT, INC.

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE F - STOCKHOLDERS' EQUITY - CONTINUED

A summary of the Company's stock option activity, is as follows:


                                                         Weighted average
                                             Shares       exercise price
                                            ---------    ----------------

Outstanding at December 31, 1999            1,175,000          $.40
  Granted                                     450,000           .40
                                            ---------
Outstanding at December 31, 2000            1,625,000           .40
  Granted                                     575,000           .40
                                            ---------
Outstanding at December 31, 2001            2,200,000           .40
  Granted                                     450,000           .40
  Cancelled                                  (250,000)          .40
                                            ---------
Outstanding at June 30, 2002                2,400,000           .40
                                            =========


The options are fully vested upon issuance and have a weighted-average exercise price of $0.40 per share, with a weighted-average remaining life of 8.3 years at December 31, 2001 and 7.6 years at June 30, 2002.


                              PRO FORMA DISCLOSURES

For purposes of pro-forma disclosure, the fair value of each option is estimated at the grant date using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 5.3% for both years; zero dividend yield; and expected life of 10 years.

The Company's pro forma information, assuming the fair value method had been used, is as follows:


                                                     Six months ended
                   Year ended December 31,                June 30,
                 ---------------------------     -------------------------
                     2001            2000       2002-Restated       2001
                 -----------     -----------     -----------    -----------
Net loss
As reported      $(1,892,088)    $(1,171,226)   $(1,026,035)    $  (744,855)
Pro forma         (2,329,088)     (1,513,226)    (1,098,035)       (896,855)

                         TELE DIGITAL DEVELOPMENT, INC.

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE F - STOCKHOLDERS' EQUITY - CONTINUED


                                    WARRANTS

The Company has also issued warrants in connection with debt and equity offerings which are summarized as follows:

                                      Warrants            Weighted           Weighted
                                     outstanding           average            average
                                   and exercisable     exercise price     remaining life
                                   ---------------     --------------     --------------
Balance at December 31, 1999         3,608,905         $   .94              2.91 years
  Granted                              512,500             .52              3.79
  Forfeited                            (82,500)            .40                --
  Exercised                           (428,750)            .40                --
                                                                            ----
Balance at December 31, 2000         3,610,155             .96              2.36
  Granted                              780,000             .62              4.08
  Forfeited                           (240,525)            .40                --
  Exercised                           (729,895)            .42                --
                                                                            ----
Balance at December 31, 2001         3,419,735             .84              2.30
  Granted                              500,000             .40              3.53
  Forfeited                           (226,136)            .40                --
  Exercised                         (2,344,867)            .40                --
                                                                            ----
Balance at June 30, 2002             1,348,732         $   .52              2.52
                                                                            ====

On October 16, 2001, the Company offered all warrant holders as of that date a reduction in the warrant exercise price to $0.40 per warrant. This offer was available for the period October 16, 2001 through October 31, 2001. 506,145 warrants were exercised during the period at the $0.40 exercise price.

Also, during this same period, two warrant holders were offered a reduction in the warrant price to $0.20 per warrant. 130,000 warrants were exercised during this period at the $0.20 exercise price.

                         TELE DIGITAL DEVELOPMENT, INC.

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE G - INCOME TAXES

The Company's deferred tax asset is as follows:

                                                                 Six months ended
                              Year ended December 31,                 June 30,
                            ---------------------------     ---------------------------
                                2001            2000            2002            2001
                            -----------     -----------     -----------     -----------
Deferred tax asset:
Net operating loss
  carryforwards             $ 3,200,000     $ 2,600,000     $ 2,800,000     $ 2,200,000
Less valuation allowance     (3,200,000)     (2,600,000)     (2,800,000)     (2,200,000)
                            -----------     -----------     -----------     -----------

Net deferred tax asset      $        --     $        --     $        --     $        --
                            ===========     ===========     ===========     ===========

At December 31, 2001, the Company has net operating loss carryforwards of approximately $10,000,000 available to offset future taxable income expiring between 2008 and 2021. At June 30, 2002, the Company has net operating loss carryforwards of approximately $8,800,000 available to offset future taxable income expiring between 2008 and 2022. Utilization of net operating losses is subject to limitation should there be a change of control as defined in the Internal Revenue Code.

Income tax expense on the financial statements relates to minimum fees in the state of Minnesota and an income tax accrual for possible penalties and interest as the Company had not filed prior year income tax returns since 1996. During the six months ended June 30, 2002, the Company became current with its income tax return filings.


NOTE H - RELATED PARTY TRANSACTIONS


                             DISTRIBUTION AGREEMENT

In August 2001, the Company entered into a distribution agreement with 2N Company, LLC (2N) to distribute the Company's products. At the time 2N has ordered, received and paid for 25,000 telephone units, it will be appointed the exclusive distributor of the Company's products. During 2001 and the six months ended June 30, 2002, the Company had received no orders for telephone units from 2N.

                         TELE DIGITAL DEVELOPMENT, INC.

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE H - RELATED PARTY TRANSACTIONS - CONTINUED

Prior to August 2001 and during 2000, the Company had a distribution agreement with Nomad, LLC, a wholly-owned subsidiary of 2N. This agreement was amended and restated by the distribution agreement with 2N noted above.


                         NOTES RECEIVABLE FROM EMPLOYEES

The Company has notes receivable from two employees. At June 30, 2002, December 31, 2001 and 2000, $58,022, $58,022 and $2,500 was due from an officer of the
Company. The note carries an annual interest rate of 10% and is due March 31, 2003. At June 30, 2002 and December 31, 2001, $3,000 was due from an employee of the Company. No interest is being charged on this amount.


                             DUE TO RELATED PARTIES

The Company has received advances from a shareholder and director of the Company. At June 30, 2002, December 31, 2001 and 2000, $100,000, $125,000 and
$25,000 were due on these advances. Interest on $100,000 is charged at prime rate (4.75% at December 31, 2001 and June 30, 2002) and interest on $25,000 is charged at 10%.

The Company assumed a loan due to Zyquest, Inc. (Zyquest) in the acquisition of Teledigital Technologies LLC. Zyquest is owned by certain shareholders and warrant holders of the Company. At December 31, 2001, the Company had a payable of $22,000 due to Zyquest. At December 31, 2000, no amounts were due to Zyquest. During the six months ended June 30, 2002, the Company received a court judgment stating it owed an additional $23,000. At June 30, 2002, the Company had a payable of $45,000 due to Zyquest.

The Company has advanced funds to and received funds from 2N on an unsecured basis. At December 31, 2001 and June 30, 2002, there were no amounts due to or from 2N. At December 31, 2000, the Company had a payable on these advances of $12,500 and an accrual for interest of $7,500. The amounts were paid in 2001.

                         TELE DIGITAL DEVELOPMENT, INC.

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE H - RELATED PARTY TRANSACTIONS - CONTINUED


                                 TRAVEL SERVICES

The Company purchases travel services from a travel agency managed by the spouse of an officer of the Company. Total purchased travel services were $34,000 and $32,000 during the years ended December 31, 2001 and 2000 and $14,000 and $17,000 during the six months ended June 30, 2002 and 2001.


                                  COMPENSATION

The Company occasionally issues common stock or grants warrants to employees as compensation for services rendered. During the year ended December 31, 2000, the Company issued $187,500 of common stock as consideration for a bonus, and warrants with a value of $112,500 as consideration for severance to a former officer of the Company. During the six months ended June 30, 2002 and 2001, the Company issued $13,475 and $0 of common stock as consideration for professional services.


                               ENGINEERING EXPENSE

The Company purchases engineering services from two vendors that also own shares and hold warrants in the Company's stock. Total purchased engineering services were approximately $234,000 and $36,000 during the year ended December 31, 2001 and 2000 and $118,350 and $27,000 during the six months ended June 30, 2002 and 2001. During the year ended December 31, 2001, $104,500 of engineering services were purchased through the issuance of 104,500 shares of common stock. During the six months ended June 30, 2002 and 2001, $16,200 and $0 of engineering services were purchased through the issuance of 40,500 shares of common stock


NOTE I - CONCENTRATIONS

In December 2000, the Company entered into a license agreement with Fluent Wireless, Inc. (Fluent) whereby the Company granted Fluent and Fluent granted the Company a non-exclusive license to use certain intellectual property owned by the other party for use in wireless telephones. Each party pays a license fee to the other party based on the number of handsets and the number of transactions per month. This agreement is for a term of 15 years unless terminated earlier under the terms of the agreement.

                         TELE DIGITAL DEVELOPMENT, INC.

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE I - CONCENTRATIONS - CONTINUED


                                 MAJOR CUSTOMERS

The Company operates in a single reporting segment. Net sales include sales to major customers as follows:


                                                        Six months ended
                         Year ended December 31,            June 30,
                         -----------------------     ---------------------
                           2001             2000      2002           2001
                           ----             ----      ----           ----

Quantum                    *                 *         73%            *
Advantage Cellular         *                 *         15             *
Fluent Wireless, Inc.      47%               *         *              62%
Canquest                   28                *         *              29
MCI                        *                 62%       *              *
Nomad, LLC                 *                 14        *              *
Charisma                   *                 11        *              *


*Net sales were less than 10 percent of total net sales.

No accounts receivable amounts were outstanding from these major customers at December 31, 2001 and 2000. Accounts receivable of $2,175 and $0 were outstanding from these major customers at June 30, 2002 and 2001.


                                    SUPPLIERS

During the years ended December 31, 2001 and 2000, 92% and 97% of total purchases were made from two suppliers. During the six months ended June 30, 2002 and 2001, 99% of total purchases were made from two suppliers.

                         TELE DIGITAL DEVELOPMENT, INC.

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE J - COMMITMENTS AND CONTINGENCIES


                                     LEASES

The Company leases commercial office space in Bloomington, Minnesota. The lease term is through December 31, 2004 and requires the Company to pay a portion of the real estate taxes, maintenance, utilities and insurance.

Future minimum rental commitments, excluding common area costs under this lease, is $49,000 for each of the years ending December 31, 2002, 2003 and 2004.

Rental expense, including common area costs, was approximately $68,000 and $77,000 for the years ended December 31, 2001 and 2000 and $46,000 and $24,000 for the six months ended June 30, 2002 and 2001. At June 30, 2002, December 31, 2001 and 2000, the $5,753 security deposit related to this lease is included in other assets.


                         PAYROLL AND UNEMPLOYMENT TAXES

The Company has not remitted payroll or unemployment taxes to the Internal Revenue Service, the Minnesota Department of Revenue or the Maryland Department of Revenue for the years ending December 31, 2001 and 2000. At June 30, 2002, December 31, 2001 and 2000, an estimated liability for the amounts due, including an estimate for penalties and interest, of $332,000, $518,000 and $208,000 is included in accrued payroll and payroll taxes. As the Company has been delinquent in remitting the taxes, it is possible one of the taxing authorities may place a lien on the assets of the Company. The actual amounts due may differ from this estimate.

During the six months ended June 30, 2002, the Company began making payments by remitting $185,769 to the Internal Revenue Service and $24,476 to the Minnesota Department of Revenue. During this period, the Company also increased its estimate of penalties payable by $24,000.


                                   LITIGATION

The Company is subject to litigation in the normal course of business. Management believes the outcome of such litigation will not have a material adverse effect on the operations or financial position of the Company.

                         TELE DIGITAL DEVELOPMENT, INC.

                           DECEMBER 31, 2001 AND 2000

(INFORMATION AS OF JUNE 30, 2002 AND FOR THE
SIX MONTHS ENDED JUNE 30, 2002 AND 2001 IS UNAUDITED)


NOTE K - SUBSEQUENT EVENTS

On January 7, 2002, the Company signed an "Agreement and Plan of Merger" which states that it has agreed to merge with XOX Corporation (XOX), a publicly-held company with net assets of approximately $850,000 at December 31, 2001. XOX had no operations as of December 31, 2001. Upon completion of the merger, shareholders of the Company will own approximately 77% of the merged company and shareholders of XOX will own approximately 23%. The merger was subject to the approval of the shareholders of both the Company and XOX. On July 3, 2002, the merger was completed.

In the merger, the former shareholders of Tele Digital received shares of XOX common stock. In addition, in the merger, warrants and options to purchase shares of Tele Digital common stock were converted into warrants and options to purchase shares of XOX common stock. Each share of Tele Digital common stock was converted into .7483 shares of XOX common stock, each warrant to purchase one share of Tele Digital common stock was converted into a warrant to purchase ..7483 shares of XOX common stock, and each option to purchase one share of Tele Digital common stock was converted into an option to purchase .7483 shares of XOX common stock.

The merger will be accounted for as a reverse acquisition by the Company, and accordingly, is deemed to be equivalent, for accounting purposes, to the issuance of Tele Digital capital stock in exchange for the fair market value of the assets and liabilities of XOX. As a result, no goodwill be recorded, and the assets and liabilities of Tele Digital will continue to be recorded at their historic values.

On June 27, 2002, the Company's Board of Directors approved a one-for-two reverse stock split of its $0.01 par value common stock. The reverse stock split reduced the number of shares of common stock previously issued and outstanding at December 31, 2001 from 22,948,978 to 11,474,489, subject to increase to eliminate fractional interests resulting from the reverse stock split. No fractional shares of common stock were issued in connection with the reverse stock split. All share data is presented to give effect to the retroactive application of the reverse stock split as if it occurred on December 31, 1999.